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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  JUNE 7, 2006

                         -----------------------------

                           JAVO BEVERAGE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                         -----------------------------

         DELAWARE                  000-26897                    48-1264292
(State or other jurisdiction       (Commission                I.R.S. Employer
     of incorporation)             File Number)            Identification Number

                         -----------------------------

                      1311 SPECIALTY DRIVE, VISTA, CA 92081
               (Address of principal executive office) (Zip Code)

                             (760) 560-5286 EXT. 102
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Javo Beverage Company, Inc. (the "Company") is offering to exchange shares of a newly designated and previously unissued series of Preferred Stock, par value $0.001 per share, entitled "Series B Preferred Stock," in exchange for the Company's outstanding promissory notes.

The Series B Preferred Stock has no conversion rights and is nonvoting. A copy of the Certificate of Designation of Series B Preferred Stock is filed herewith as Exhibit 3.4 and incorporated herein by this reference.

The exchange offer is being made only to the holders of the Company's outstanding promissory notes. There was a total of approximately $18.7 million of principal amount and accrued interest outstanding under the Company's promissory notes as of April 30, 2006, and the exchange offer is scheduled to be completed on June 30, 2006, subject to extension by the Company, at which time the total of outstanding principal and interest shall be approximately $19 million.

In exchange for each holder's surrender of promissory notes, for each $10 of principal and accrued interest to June 30, 2006, the Company would issue the holder one (1) share of Series B Preferred Stock. Up to an aggregate of approximately 1,900,000 shares of Series B Preferred Stock would be issued in the exchange. The exchange offer is scheduled to be consummated on June 30, 2006, subject to extension by the Company.

The Company is relying upon the Section 3(a)(9) exemption from registration under the Securities Act of 1933, as amended. There will be no commission paid to any person to solicit exchanges, and the holders of promissory notes will not be required to pay anything for Series B Preferred Stock other than the surrender of the notes themselves, including accrued interest.


THE SHARES OF SERIES B PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THEY MAY NOT BE DISTRIBUTED OR RESOLD WITHOUT REGISTRATION OR AN APPROPRIATE EXEMPTION.

THIS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SERIES B PREFERRED STOCK. THE SERIES B PREFERRED STOCK IS ONLY BEING OFFERED PRIVATELY TO HOLDER OF OUTSTANDING NOTES OF THE COMPANY PURSUANT TO AN OFFER TO EXCHANGE THAT INCLUDES IMPORTANT INFORMATION CONCERNING THE SERIES B PREFERRED STOCK. HOLDER OF OUTSTANDING NOTES SHOULD READ THAT INFORMATION IN ITS ENTIRETY.

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

Under Delaware law and California law, we are subject to restrictions on our ability to pay any dividends and other distributions on our Common Stock.

The Company is and has been restricted from paying any dividends on the Common Stock in cash or property, other than stock dividends payable in additional shares of Common Stock. For instance, under applicable California and Delaware law, no dividends may be paid unless the Company would thereafter continue to have sufficient funds to pay its debts; under Delaware law, cash dividends may only be paid from surplus or net earnings in the current or immediately preceding year; and under currently applicable California law, cash dividends may either be paid out of any retained earnings or may be paid if the ratio of total tangible assets to total liabilities and the ratio of current assets to current liabilities will be greater than or equal to 1.25 to 1 after the distribution.


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The Series B Preferred Stock will be senior to the common stock as to dividends and liquidation, and therefore, additional legal restrictions on making distributions on the Common Stock will apply when the shares of Series B Preferred stock are issued and for so long thereafter as any those shares remain outstanding. Under applicable California law, cash dividends on common stock are prohibited unless the Company were to have retained earnings in an amount greater than the sum of the proposed distribution to holders of Common Stock plus the amount of accrued and unpaid dividends on the outstanding Series B Preferred Stock. Applicable Delaware law restricts the payment of dividends on Common Stock if and for so long as the capital of the Company is less than the amount of the aggregate par value of all the Series B Preferred Stock outstanding. If all 4,000,000 of the designated shares of Series B Preferred Stock were outstanding, their aggregate par value would in effect add only $4 thousand to approximately $10 million of stockholder's deficit that currently precludes dividend payments.

Upon a liquidation or dissolution of the Company, the holders of Series B Preferred Stock shall be entitled to receive a distribution in cash of $10 per share (plus any accrued and unpaid dividends) in preference to any distribution to the holders of Common Stock. After the liquidation preference is paid, the holders of Series B Preferred Stock will not further participate in any distributions upon liquidation. Upon liquidation, unless and until the holders of Series B Preferred Stock are paid in full, the holders of Common Stock shall not be entitled to any distribution.

Upon any Liquidity Event as defined in the Certificate of Designation of Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to redemption at the redemption price of $10 per share (plus accrued and unpaid dividends). In the event that redemption payments are due and unpaid, the holders of Common Stock will not receive any distribution unless and until the Company's redemption obligations are satisfied.

A copy of the Certificate of Designation of Series B Preferred Stock is filed herewith as Exhibit 3.4 and incorporated herein by this reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL
YEAR

The Company plans to file a Certificate of Designation of Series B Preferred Stock as of approximately June 7, 2006, which shall amend the Company's Certificate of Incorporation. A copy of the Certificate of Designation is filed herewith as Exhibit 3.4 and incorporated herein by this reference.

A total of 4,000,000 shares of the Preferred Stock are designated as Series B Preferred Stock. In the exchange offer, the Company may issue up to approximately 1,900,000 shares of Series B Preferred Stock. The additional designated shares of the series are available for the payment of dividends on the Series B or for additional financing activities.

The Series B Preferred Stock has no voting rights and no conversion rights.

The Series B Preferred Stock ranks senior to the Common Stock and senior to the Series A Junior Participating Preferred Stock in terms of liquidation rights and dividend rights.

The Series B Preferred Stock has initially a liquidation preference of $10 per share, and the liquidation preference may increase over time in the amount of any accrued and unpaid dividends. After receipt of the full liquidation preference, the Series B Preferred Stock has no further rights to participate in any liquidating distributions of the Company. Any further amounts available for distribution upon liquidation would be distributed to the holders of Common Stock.

The shares of Series B Preferred Stock are entitled to an annual dividend, payable at the Company's option in cash or in additional shares of Series B Preferred Stock. The dividend rate is one dollar ($1) per share per year. Dividends payable in additional shares of Series B Preferred Stock will be at the rate of $1.00 per year based on the $10 initial liquidation preference per share, i.e., at the rate of one (1) additional share per year for each ten (10) shares of Series B Preferred Stock outstanding.


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At any time after, June 30, 2008, the Company may redeem the shares of Series B
Preferred Stock at a redemption price of $10 per share, plus accrued and unpaid dividends, subject to the availability of legally available funds.

The shares of Series B Preferred Stock are subject to mandatory redemption by the Company, at the option of the holder, if and only if a Liquidity Event occurs. "Liquidity Event" means the occurrence of any of the following:

         (i) a sale of all or substantially all of the properties or assets;

         (ii) a transaction in which any "person", other than the holders of the shares of Series B Preferred Stock, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Company, measured by voting power rather than number of shares;

         (iii) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of the stockholders having the specific right to designate such director and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company and further excluding any person who is an affiliate or associate of any Person having or proposing to acquire beneficial ownership of fifty percent (50%) or more of the Voting Stock of the Company; or

         (iv) the approval by the stockholders of the Company of a reorganization with respect to which the beneficial owners of the voting stock immediately prior to such reorganization do not, following such reorganization, beneficially own, directly or indirectly, more than fifty percent (50%) of the voting stock resulting from such reorganization;

         provided that the occurrence of any event identified in subparagraphs
(i) through (iv) above that would otherwise be treated as a Liquidity Event shall not constitute a Liquidity Event if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of the Series B Preferred Stock, by written consent, shall so determine.

THE CONTINGENT REDEMPTION RIGHTS OF SERIES B PREFERRED STOCK MAY HAVE THE EFFECT OF IMPEDING A CHANGE-OF-CONTROL OF THE COMPANY.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EX. NO.                               DESCRIPTION
----------             ---------------------------------------------------------
3.2                    Certificate of Incorporation (Containing Designation of
                       Rights, Preferences and Privileges of Series A Junior
                       Participating Preferred Stock) (1)
3.4                    Certificate of Designation of Series B Preferred Stock
----------
(1) Incorporated by reference to the like-numbered exhibit to the Company's Current Report on Form 8-K filed on August 19, 2002.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   JAVO BEVERAGE COMPANY, INC.
                                                   (Registrant)

                                                   Date June 6, 2006

                                                   /s/ William Marshall
                                                   -----------------------------
                                                   (Signature)

                                                   William Marshall,
                                                   General Counsel and Secretary
                                                   -----------------------------
                                                   (Name and Title)





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                                  EXHIBIT INDEX

EX. NO.                            DESCRIPTION
----------              --------------------------------------------------------
3.2                     Certificate of Incorporation (Containing Designation of
                        Rights, Preferences and Privileges of Series A Junior
                        Participating Preferred Stock) (1)
3.4                     Certificate of Designation of Series B Preferred Stock
----------
(1) Incorporated by reference to the like-numbered exhibit to the Company's Current Report on Form 8-K filed on August 19, 2002.